UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

SCS Transportation, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2003

To Our Shareholders:

      We cordially invite you to attend the 2003 Annual Meeting of Shareholders of SCS Transportation, Inc. The meeting will take place at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, MO 64111 on Wednesday, April 23, 2003, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

      The purpose of the meeting is to:

1. Elect two directors, each for a term of three years;

2. Approve the 2003 Omnibus Incentive Plan;

3. Ratify the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2003; and

4. Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

      Only shareholders of record at the close of business on February 28, 2003 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

James J. Bellinghausen
Secretary

March 14, 2003

      Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

      If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

      Your vote is very important. Please vote whether or not you plan to attend the meeting.

INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES
DIRECTORS’ COMPENSATION
PROPOSAL 2 APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN
SUMMARY OF THE 2003 OMNIBUS INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
SUMMARY COMPENSATION TABLE
STOCK OPTIONS ISSUED IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLANS
RETIREMENT PLANS
EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
OTHER MATTERS
ADDITIONAL INFORMATION

SCS TRANSPORTATION, INC.
4435 Main Street, Suite 930
Kansas City, MO 64111

2003 PROXY STATEMENT

       SCS Transportation, Inc. (“SCS Transportation”) was formed as part of Yellow Corporation’s spin-off to its stockholders of its non-union regional business. Our common stock began trading on The Nasdaq Stock Market on October 1, 2002 following our spin-off from Yellow Corporation. As part of the spin-off, Yellow Corporation stockholders received one share of common stock of SCS Transportation, Inc. for every two Yellow Corporation shares held on September 3, 2002, the record date for the spin-off.

      The Board of Directors of SCS Transportation is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2003 Annual Meeting of Shareholders. The meeting will take place at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, MO 64111 on Wednesday, April 23, 2003, at 10:00 a.m. local time. At the meeting, shareholders will vote on the election of two directors, the approval of the 2003 Omnibus Incentive Plan, the ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2003, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

      By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Klaus E. Agthe and John J. Holland, directors of SCS Transportation, and James J. Bellinghausen, SCS Transportation’s Vice President-Finance, Chief Financial Officer and Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

      SCS Transportation’s Annual Report to Shareholders for the fiscal year ended December 31, 2002, which includes SCS Transportation’s audited annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

      We are first sending this proxy statement, form of proxy and accompanying materials to shareholders on or about March 14, 2003.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

      At the annual meeting, the shareholders will be asked to:

1. Elect two directors, each for a term of three years;

2. Approve the 2003 Omnibus Incentive Plan; and

3. Ratify the appointment of KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2003.

      Shareholders also will transact any other business that may properly come before the meeting. Members of SCS Transportation’s management team and a representative of KPMG LLP, SCS Transportation’s independent auditors, will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

      The record date for the meeting is February 28, 2003. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is SCS Transportation’s common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 14,711,411 shares of SCS Transportation common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

      If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

      As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

      If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

      1. You May Vote by Mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

      2. You May Vote by Telephone or on the Internet. If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:00 p.m. Eastern time on April 22, 2003.

      If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

NOTE:	If you are a registered shareholder, you may elect to have next year’s proxy statement and annual report made available to you via the Internet. We strongly encourage you to enroll in this service. It is a cost-effective way for us to send you proxy materials and annual reports.

      3. You May Vote in Person at the Meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote:

•	by signing another proxy with a later date;

•	by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

•	if you are a registered shareholder, by giving written notice of such revocation to the Secretary of SCS Transportation prior to or at the meeting or by voting in person at the meeting.

      Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

      SCS Transportation’s transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes. A representative of the transfer agent will serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

      Your Board recommends that you vote:

•	FOR the election of the two nominees to the Board of Directors;

•	FOR the approval of the 2003 Omnibus Incentive Plan; and

•	FOR the ratification of KPMG LLP as SCS Transportation’s independent auditors.

What if I do not specify how my shares are to be voted?

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two nominees to the Board of Directors;

•	FOR the approval of the 2003 Omnibus Incentive Plan; and

•	FOR the ratification of KPMG LLP as SCS Transportation’s independent auditors.

Will any other business be conducted at the meeting?

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

      If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to approve the 2003 Omnibus Incentive Plan?

      The approval of the 2003 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to ratify the appointment of SCS Transportation’s independent auditors?

      The ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

      Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

      Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Current Nominees

      The Board of Directors currently consists of six directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class I directors will expire at the upcoming annual meeting. The Board of Directors has nominated Herbert A. Trucksess, III and James A. Olson for election as Class I directors for three-year terms expiring at the annual meeting of shareholders to be held in 2006 and until their successors are elected and qualified. Each nominee currently serves as a Class I director.

      Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

      The affirmative vote of a plurality of the votes cast at the meeting is required to elect the two nominees as directors. This means that the two nominees will be elected if they receive more affirmative votes than any other person.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE TWO NOMINEES.

      The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of SCS Transportation and directorships held in other public companies.

NOMINEES FOR ELECTION AS

CLASS I DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2006 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Herbert A. Trucksess, III, 2000	53	Mr. Trucksess is Chairman of the Board of Directors, President and Chief Executive Officer of SCS Transportation. He was named President and Chief Executive Officer of the Yellow Regional Transportation Group (now SCS Transportation, Inc.) in February 2000. Mr. Trucksess had been Senior Vice President and Chief Financial Officer of Yellow Corporation since June 1994.
James A. Olson, 2002	60	Mr. Olson is the Chief Financial Officer of Plaza Belmont LLC, a private equity fund. He retired in March 1999 from Ernst & Young LLP after 32 years.

Continuing Directors

      The terms of SCS Transportation’s two Class II directors expire at the annual meeting of shareholders to be held in 2004. The terms of SCS Transportation’s two Class III directors expire at the annual meeting of shareholders to be held in 2005. The following tables set forth, with respect to each Class II and Class III director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of SCS Transportation and directorships held in other public companies.

CLASS II DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

John J. Holland, 2002	53	Mr. Holland has been the President and Chief Executive Officer and a director of Butler Manufacturing Company, a publicly traded manufacturer of prefabricated buildings, since July 1999 and Chairman of the Board of Directors of Butler since November 2001. Prior to that he held various other positions at Butler.
Douglas W. Rockel, 2002	46	Mr. Rockel has been President, Chief Executive Officer and Chairman of the Board of Directors of Roots, Inc., a private commercial real estate development and investment company since August 2001. Prior to that he was a Senior Vice President with ABN Amro Securities (formerly ING Barings) from February 1997 to July 2001.

CLASS III DIRECTORS CONTINUING IN OFFICE

WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships

Klaus E. Agthe, 2002	72	Dr. Agthe is a business consultant with Agthe Consult, Inc. He was a director of Yellow Corporation from 1985 through April 2001.
Mark A. Ernst, 2002	44	Mr. Ernst is Chairman of the Board of Directors, President, and Chief Executive Officer of H&R Block, Inc., a publicly traded financial services company. Prior to joining H&R Block in September 1998, Mr. Ernst was a vice president with American Express Company. Mr. Ernst is a member of the Board of Directors of Great Plains Energy.

MEETINGS AND COMMITTEES

Meetings

      The Board of Directors held two meetings subsequent to the spin-off in 2002. Each director attended all of the meetings of the Board and all committees on which he served.

Committees

      The Board of Directors has an Audit Committee and a Compensation Committee. Committee memberships are as follows:

Audit Committee	Compensation Committee

James A. Olson, Chairman	Klaus E. Agthe, Chairman
Klaus E. Agthe	Mark A. Ernst
John J. Holland	Douglas W. Rockel

      The Audit Committee, which held one meeting subsequent to the spin-off in fiscal 2002, is governed by the Audit Committee charter attached hereto as Exhibit A. The functions of the Audit Committee are described in the Audit Committee charter and include the following:

•	review the adequacy and quality of SCS Transportation’s accounting and internal control systems;

•	review SCS Transportation’s financial reporting process on behalf of the Board of Directors;

•	oversee the entire audit function, both internal and independent, including the selection of the independent auditors;

•	review and assess SCS Transportation’s compliance with legal requirements and codes of conduct; and

•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

      The members of the Audit Committee meet the independence requirements of The Nasdaq Stock Market.

      The Compensation Committee, which held two meetings subsequent to the spin-off in fiscal 2002, performs the following functions:

•	determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of SCS Transportation;

•	supervises the administration of SCS Transportation’s incentive compensation and stock-based compensation plans;

•	oversees the administration of employee benefit plans covering SCS Transportation employees generally; and

•	makes recommendations to the Board of Directors with respect to SCS Transportation’s compensation policies.

DIRECTORS’ COMPENSATION

      Non-employee (outside) directors receive:

•	An annual retainer of $20,000 (Committee chairpersons also receive an additional annual fee of $5,000);

•	$1,000 for each Board meeting attended and $500 for participation in each telephonic Board meeting; and

•	$1,000 for each committee meeting attended and $500 for participation in each telephonic committee meeting.

      As described below concerning the 2003 Omnibus Incentive Plan, in the event the 2003 Omnibus Incentive Plan is approved by the shareholders at the annual meeting, at least 50 percent of the annual retainer for non-employee directors and at least 50 percent of the annual fee paid to Committee chairpersons will be paid in SCS Transportation stock, rather than cash, with the value of such stock based on the fair market value of SCS Transportation common stock at the date of the annual meeting. In addition, subject to approval of the 2003 Omnibus Incentive Plan by the shareholders at the annual meeting, non-employee directors will receive an option to purchase 7,500 shares of SCS Transportation common stock on the date of the 2003 annual meeting and will receive an option on the first business day following each subsequent annual meeting of shareholders after 2003 to purchase an additional 5,000 shares of common stock of SCS Transportation. In all cases, the exercise price for the stock options will be equal to the fair market value of SCS Transportation common stock on the date of grant, will be exercisable six months after the date of grant provided the holder of such option is a director of SCS Transportation on such date and will remain exercisable for 10 years, subject to the terms of the plan. Mr. Trucksess, the only director who is also a SCS Transportation employee, receives no additional compensation for serving as a director.

      The Board of Directors has adopted a guideline for stock ownership for directors and officers that provides that each non-employee director retain his ownership in any stock, or vested stock options, received as compensation for serving as a director for the period of time the director serves on the SCS Transportation Board of Directors. The Board believes significant stock ownership by non-employee directors further aligns their interests with the interests of SCS Transportation’s shareholders.

PROPOSAL 2

APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN

2003 Omnibus Incentive Plan

      The Board of Directors has approved and recommends that the shareholders vote for the approval of the 2003 Omnibus Incentive Plan (the “2003 Omnibus Plan”). The Board believes the 2003 Omnibus Plan will enhance SCS Transportation’s ability to attract and retain outstanding employees and non-employee directors. The 2003 Omnibus Plan is designed to ensure that amounts paid and stock issued upon exercise of stock options under the 2003 Omnibus Plan qualify as performance-based compensation that is deductible under Internal Revenue Code Section 162(m).

      The Board’s approval and recommendation of the 2003 Omnibus Plan follows a review and evaluation of SCS Transportation’s existing compensation plans and a comparison of those plans with the programs offered by comparable companies. The Plan provides flexibility in the form and payment of awards to meet changing business needs.

      The 2003 Omnibus Plan includes provisions which provide for the grant or award of (i) shares of common stock to non-employee directors in lieu of at least 50 percent of annual cash retainers; (ii) stock options; (iii) stock appreciation rights; (iv) restricted stock; and (v) performance unit awards. The 2003 Omnibus Plan would permit total equity awards over the life of the 2003 Omnibus Plan of up to 274,000 shares of common stock, subject to the following limits:

•	Aggregate limits on shares designated for stock options and SARs to any one employee	95,900 shares
•	Aggregate limits on shares designated for restricted stock to any one employee and under the plan in the aggregate	68,500 shares

      A summary of the 2003 Omnibus Plan follows and is qualified by reference to the full text of the 2003 Omnibus Plan, which is included in this Proxy Statement as Exhibit B.

SUMMARY OF THE 2003 OMNIBUS INCENTIVE PLAN

Term

      If approved by the shareholders, the 2003 Omnibus Plan will be effective as of January 23, 2003. The 2003 Omnibus Plan will terminate on January 22, 2013, unless terminated earlier by the Board of Directors. Termination of the 2003 Omnibus Plan will not affect grants made prior to termination, but grants may not be made after termination.

Purpose

      The purpose of the 2003 Omnibus Plan is to align the personal financial interests of executive, managerial and supervisory employees and non-employee directors with SCS Transportation’s shareholders. The 2003 Omnibus Plan includes provisions for stock grants, stock options, stock appreciation rights (“SARs”), restricted stock and performance unit awards.

Administration

      The 2003 Omnibus Plan will be administered by the Board’s Compensation Committee. Subject to the terms of the 2003 Omnibus Plan, the Compensation Committee will have authority (i) to determine when and to whom awards will be granted; (ii) to determine the term of each award; (iii) to determine the number of shares covered by awards; (iv) to determine all other terms or conditions of awards; (v) to adopt and amend rules and regulations with respect to the administration of the 2003 Omnibus Plan; (vi) to make such other determinations as the Committee deems necessary or appropriate; and (vii) to construe and interpret the plan and to resolve all questions arising under the plan.

Eligibility

      Eligibility under the 2003 Omnibus Plan is limited to SCS Transportation’s non-employee directors and employees of SCS Transportation and its subsidiaries who have executive, managerial, supervisory or professional responsibilities. SCS Transportation currently estimates that participation in the 2003 Omnibus Plan will be limited to its non-employee directors and to a group of 20 to 100 employees.

Securities Subject to the 2003 Omnibus Plan

      The maximum number of shares of common stock that may be issued under the 2003 Omnibus Plan is 274,000 shares. No more than 68,500 of the 274,000 shares available under the 2003 Omnibus Plan may be used for grants of restricted stock to any one employee or under the plan in the aggregate. In addition, no more than a total of 95,900 of the 274,000 shares under the 2003 Omnibus Plan may be used for grants of stock options and SARs to any one employee.

      If any stock option granted pursuant to the 2003 Omnibus Plan terminates, expires or lapses, or any restricted shares of common stock granted pursuant to the 2003 Omnibus Plan are forfeited, any shares of common stock subject to such option or restricted stock will again be available for grant unless, in the case of stock options granted under the 2003 Omnibus Plan, related SARs have been exercised.

      In the event of a stock split, merger, reorganization, recapitalization, stock dividend or other event described under the terms of the 2003 Omnibus Plan, the Compensation Committee will make appropriate adjustments to the number of shares subject to grants or awards previously made to participants, in the exercise price per share of stock options previously granted to participants and in the number and kinds of shares which may be distributed under the 2003 Omnibus Plan. Appropriate adjustments will also be made by the Compensation Committee in the terms of SARs to reflect any change with respect to the number of issued and outstanding shares of common stock.

      As of February 28, 2003, the last reported sale price of SCS Transportation common stock on The Nasdaq Stock Market was $11.21 per share.

Equity Compensation for Directors

      Grant of Shares. Under the 2003 Omnibus Plan, subject to approval by the shareholders of the 2003 Omnibus Plan at the annual meeting, at each Board of Directors meeting held in conjunction with SCS Transportation’s annual meeting of shareholders, each non-employee director will be granted an award of shares of common stock equal in value to 50 percent of the then applicable level of annual Board and Committee retainers, with the value of the shares to be computed by reference to the fair market value of SCS Transportation common stock on the date of SCS Transportation’s annual meeting of shareholders. Each non-employee director also has the option of receiving up to 100 percent of the applicable level of annual Board and Committee retainers in shares of common stock rather than cash. Should any non-employee director desire to take advantage of this option, such non-employee director is required to notify the Compensation Committee at least seven days prior to each annual meeting of shareholders.

      Director Stock Options. Under the 2003 Omnibus Plan, effective upon the approval by the shareholders of the 2003 Omnibus Plan, each non-employee director will be granted an option to purchase 7,500 shares of SCS Transportation common stock. On the first business day following SCS Transportation’s annual meeting of shareholders in each calendar year after 2003, each non-employee director will be granted an option to purchase 5,000 shares of SCS Transportation common stock. The exercise price of the option will equal the fair market value on the date of grant. In no event may a stock option be repriced. Options granted to directors will become exercisable six months after the date of grant provided the holder of the option is a director of SCS Transportation on such date, and shall be exercisable until 10 years from the date of grant.

      If a non-employee director’s service is terminated by reason of disability, or not being renominated or re-elected to the Board, outstanding options will vest and remain exercisable for the remaining term of the option. If a non-employee director is terminated by reason of resignation or death, all then vested options remain exercisable for the remaining term of the option. If a non-employee director is terminated for cause, all outstanding options shall immediately expire.

Employee Stock Options

      The 2003 Omnibus Plan authorizes grants of stock options to eligible employees from time to time as determined by the Compensation Committee and, as discussed above, provides for an annual grant of stock options to non-employee directors. Subject to the limits of the 2003 Omnibus Plan, the Compensation Committee may grant options to eligible employees under the 2003 Omnibus Plan for such number of shares and having such terms as the Compensation Committee designates; however, the maximum number of options (and SARs described below) that may be granted to any one employee may not exceed in the aggregate 95,900 shares over the life of the 2003 Omnibus Plan.

      The Compensation Committee shall specify whether or not any option is intended to be an incentive stock option (“incentive stock option”) as described in Section 422 of the Internal Revenue Code or a nonstatutory or nonqualified stock option (“nonqualified stock option”). The aggregate value of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all SCS Transportation plans may not exceed $100,000. Stock options may not be exercised more than ten years from the date of grant (five years in the case of incentive stock options granted to a 10% or more shareholder). The Compensation Committee may provide for options to be exercisable in installments during the term of the option and the Compensation Committee may also accelerate the time at which an installment portion of an outstanding option may be exercisable.

      Each stock option shall have an exercise price that is not less than the fair market value of the common stock on the date the option is granted (110% of the fair market value in the case of incentive stock options granted to a 10% or more shareholder). The 2003 Omnibus Plan prohibits the repricing of stock options.

      Payment for shares received upon exercise of a stock option may be made by an optionee in cash, shares of common stock, a combination of the foregoing, or, if permitted by the Company, through a cashless exercise (to the extent allowed by law).

      The Compensation Committee has the discretion to determine the effect on outstanding stock options in the event an employee ceases employment due to total disability, death or retirement.

Stock Appreciation Rights

      The 2003 Omnibus Plan also authorizes the Compensation Committee to affix SARs to stock options either at the time the option is granted or at any later date at least six months prior to the option’s expiration. SARs provide an optionee the right to surrender all or a portion of an option and receive from SCS Transportation a payment, in shares of common stock, cash, or a combination thereof, equal to the excess of the fair market value of the shares of common stock for which the SAR is exercised over the aggregate option exercise price of such shares under the related option at the time of surrender. SARs are exercisable only to the extent that the related options are exercisable. The exercise of any option will result in an immediate forfeiture of its related SAR, and the exercise of an SAR will cause an immediate forfeiture of its related option.

Restricted Stock

      The 2003 Omnibus Plan permits the Compensation Committee to grant restricted stock awards to employees. The Compensation Committee will determine the nature and extent of the restrictions on grants of restricted stock, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited. Subject to the terms of the 2003 Omnibus Plan, the restrictions may not lapse earlier than the first or later than the tenth anniversary of the date of the award. The maximum number of shares of restricted stock that may be awarded to any one individual or under the 2003 Omnibus Plan in total is 68,500 shares over the life of the 2003 Omnibus Plan. Except as otherwise provided by the Compensation Committee, during any such period of restriction, recipients shall have all of the rights of a holder of common stock, including but not limited to voting rights and the right to receive dividends. The Compensation Committee may establish rules concerning the impact of the termination of employment (by reason of retirement, total disability, death or otherwise) on the applicability of any outstanding restrictions.

Performance Unit Awards

      The 2003 Omnibus Plan permits the Compensation Committee to grant performance unit awards to eligible employees under the 2003 Omnibus Plan from time to time. Payment of earned performance unit awards shall be made to participants in cash.

      Under the terms of the 2003 Omnibus Plan, the Compensation Committee will establish the time periods over which performance will be measured (the “Performance Period”) and the criteria to be used by the Compensation Committee to evaluate SCS Transportation’s performance with respect to each Performance Period. Such criteria shall be either financial or operating measures of SCS Transportation or its subsidiaries or both and shall be one or more of the following: such as pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total shareholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing established by the Compensation Committee, or they may be based on SCS Transportation’s performance compared with one or more selected companies.

      Under the 2003 Omnibus Plan, the cash covered by all performance unit awards granted to all “covered employees” (as defined in Section 162(m) of the Internal Revenue Code) with respect to a Performance Period will not exceed 2 percent of SCS Transportation’s consolidated operating income, plus depreciation and amortization (“EBITDA”) for the three fiscal years immediately preceding the grant, as determined by the Compensation Committee, and the cash covered by all performance unit awards granted to an individual “covered employee” (as defined in Section 162(m) of the Internal Revenue Code) under the 2003 Omnibus Plan with respect to a Performance Period will not exceed 1 percent of the EBITDA for the three fiscal years immediately preceding the grant, as determined by the Compensation Committee.

Amendment

      The Board may at any time terminate, suspend or amend the 2003 Omnibus Plan in any respect, except that the Board may not, without further approval of the shareholders, amend the 2003 Omnibus Plan so as to (i) increase the number of shares of common stock which may be issued under the 2003 Omnibus Plan (except for adjustments for changes in capitalization); (ii) change terms of the 2003 Omnibus Plan relating to the establishment of the exercise prices under options granted; (iii) extend the duration of the 2003 Omnibus Plan beyond January 22, 2013; (iv) lengthen the maximum period during which an option or SAR may be exercised; (v) increase the maximum amount a grantee may be paid upon the exercise of a SAR; or (vi) change the class of employees eligible to received awards. No termination, suspension or amendment of the 2003 Omnibus Plan may, without the consent of an affected participant, adversely affect any of the rights granted such participant under the 2003 Omnibus Plan.

Provisions Relating to Termination of SCS Transportation’s Separate Existence

      The 2003 Omnibus Plan provides that in the event SCS Transportation is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or any entity controlled by it, is not the surviving entity, the Committee may provide that any and all options and SARs granted under the Plan shall be immediately exercisable, that any restricted stock awards under the Plan may be immediately payable in full and any performance unit award will terminate upon the payment of the amounts payable under the award agreement. The Compensation Committee is also granted the right to provide that grantees be paid consideration received by shareholders in such transaction, minus the option price of grantee’s options and the fair market value of shares covered by SARs on the date of grant of the SAR in full satisfaction of such options and SARs.

Federal Income Tax Effects

      The federal income tax consequences applicable to SCS Transportation in connection with an incentive stock option, nonqualified stock option, SAR, restricted stock or performance unit award are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of stock options, SARs, restricted stock, or performance unit awards, as follows:

•	Incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to SCS Transportation or the optionee. An optionee will not realize taxable income, and SCS Transportation will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the common stock acquired over the option price will be treated as an item of tax adjustment for purposes of the alternative minimum tax. If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and SCS Transportation will not be entitled to any deduction. If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, SCS Transportation will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

•	Nonqualified stock options. The grant of a nonqualified stock option will not result in any immediate tax consequences to SCS Transportation or the optionee. Upon the exercise of a nonqualified stock option, the optionee will generally realize ordinary income. SCS Transportation will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee.

•	Stock appreciation rights. Upon the exercise of any SAR, any cash received and the fair market value on the exercise date of any common stock received will constitute ordinary income to the grantee. SCS Transportation will be entitled to a deduction in the same amount and at the same time.

•	Restricted stock. An employee generally will not realize taxable income upon an award of restricted stock. However, an employee who receives restricted stock will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse unless the employee elects to realize ordinary income on the date of receipt of the restricted common stock. At the time the employee realizes ordinary income, SCS Transportation will be entitled to deduct the same amount as the ordinary income realized by the employee.

•	Payments in respect of performance unit awards. Any cash received as payments in respect of performance unit awards under the 2003 Omnibus Plan will constitute ordinary income to the employee in the year in which paid, and SCS Transportation will be entitled to a deduction in the same amount.

•	Internal Revenue Code Section 162(m). Payments or grants (excluding restricted stock) under the 2003 Omnibus Plan are intended to qualify as “qualified performance-based compensation” under the Internal Revenue Code and the applicable regulations.

New Plan Benefits

      With the exception of the issuance of shares to non-employee directors in lieu of annual cash retainers and the issuance of stock options to non-employee directors, all benefits payable that may be awarded under the 2003 Omnibus Plan are at the discretion of the Compensation Committee. Except as set forth in the table below, the amount of benefits payable under the 2003 Omnibus Plan is not determinable:

Name and Position	Dollar Value($)		Number of Units

Herbert A. Trucksess, III		(1)	—
Richard D. O’Dell		(1)	—
Paul J. Karvois		(1)	—
James J. Bellinghausen		(1)	—
John P. Burton		(1)	—
Executive Group		(1)	—
Non-Executive Director Group	$55,000	(2)	Options for 37,500 Shares	(3)
Non-Executive Officer Employee Group		(1)	—

(1)	Subject to the approval of the 2003 Omnibus Plan by the shareholders at the annual meeting, the Compensation Committee recommended and the Board has approved performance unit awards to a total of 19 employees, including the executive officers listed in the table above. The Performance Period for these awards will be three years from the date of issuance of the awards. The criteria for payout under the awards is based on a comparison over the Performance Period of the total shareholder return of SCS Transportation common stock compared to the total shareholder return of the 15 companies in the peer group set forth in the Stock Performance Graph (page 26 hereto). Total shareholder return is defined using the same method as set forth in the Stock Performance Graph. Specifically, $100 invested in SCS Transportation common stock on the first day of the three-year period, with dividends reinvested, compared to $100 invested in each of the peer companies, with dividend reinvestment during the same period.

Each participant who receives an award is assigned a target cash incentive, which is a percentage of average annual base salary during the three years of the Performance Period. The amount of the target cash incentives for the participants range from 20% to 70% of average annual base salary, with the target cash incentives for the named executive officers as follows:

Target
Cash
Name	Incentive

Herbert A. Trucksess, III	70%
Richard D. O’Dell	60%
Paul J. Karvois	50%
James J. Bellinghausen	25%
John P. Burton	25%

The amount of the target cash incentive payable to a participant with respect to the three-year Performance Period is based on the total shareholder return of SCS Transportation compared to the total shareholder return of the peer companies as follows:

If SCS Transportation’s Total Shareholder	Then the Percentage of
Return Over the Performance Period	Target Cash Incentive
as Compared to Peer Companies	Payable to Participant is

Ranks 4th or higher	200%
Ranks 5th	175%
Ranks 6th	150%
Ranks 7th	125%
Ranks 8th	100%
Ranks 9th	81%
Ranks 10th	63%
Ranks 11th	44%
Ranks 12th	25%
Ranks< 12th	0%

If the total shareholder return of SCS Transportation for the three-year period is negative, no payouts are made under the award.

Payouts are made in cash at the end of the three-year Performance Period. In the event the participant voluntarily terminates employment or is terminated for cause, the award terminates. In the event of the death, disability, retirement (beginning at age 55 or older) or involuntary termination of the participant for reasons other than cause, after completing at least 50 percent of the performance period, payments under the award would be prorated to reflect the number of months of service during the Performance Period. In such event the performance award would be payable at the end of the Performance Period.

In the event SCS Transportation is wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or any entity controlled by it, is not the surviving entity, then upon the effectiveness of such liquidation, merger, consolidation or reorganization, the award terminates and the participant will receive a target cash incentive payment prorated to reflect the actual number of months of service from the date of grant of the award to the date of the liquidation, merger, consolidation or reorganization.

(2)	Under the 2003 Omnibus Plan, at each Board of Directors meeting held in conjunction with SCS Transportation’s annual meeting of shareholders, each non-employee director will be granted an award of shares of common stock equal in value to 50 percent of the then applicable level of annual Board and Committee retainers, with the value of the shares to be computed by reference to the fair market value of SCS Transportation common stock on the date of SCS Transportation’s annual meeting of shareholders. Each non-employee director also has the option of receiving up to 100 percent of the applicable level of annual Board and Committee retainers in shares of common stock rather than cash. The table above sets forth the value of stock to be issued to non-employee directors in fiscal year 2003, assuming non-employee directors elect to receive 50 percent of their Board and Committee retainers in stock.

(3)	Under the 2003 Omnibus Plan, effective upon the approval by the shareholders of the 2003 Omnibus Plan, each non-employee director will be granted an option to purchase 7,500 shares of SCS Transportation common stock. On the first business day following SCS Transportation’s annual meeting of shareholders in each calendar year after 2003, each non-employee director will be granted an option to purchase 5,000 shares of SCS Transportation common stock. The exercise price will equal the fair market value on the date of grant. Options granted to directors will become exercisable six months after the date of grant provided the holder of the option is a director of SCS Transportation on such date, and shall be exercisable until 10 years from the date of grant. The table above sets forth the number of stock options to be issued to non-employee directors in fiscal 2003 (7,500 options each).

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

      KPMG LLP audited SCS Transportation’s annual financial statements for the fiscal year ended December 31, 2002. The Audit Committee has appointed KPMG LLP to be SCS Transportation’s independent auditors for the fiscal year ending December 31, 2003. The shareholders are asked to ratify this appointment at the annual meeting. A representative of KPMG LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Auditor Fees

      KPMG LLP billed SCS Transportation the following amounts for services provided during fiscal year 2002:

Audit Fees	$85,930
Financial Information Systems Design and Implementation Fees	—
All Other Fees	—

Total Fees	$85,930

•	Audit Fees. This category includes the fees and out-of-pocket expenses for the audit of SCS Transportation’s fiscal year 2002 annual financial statements and review of SCS Transportation’s 10-Q for the quarter ended September 30, 2002. This amount does not include $78,600 related to 2002 SCS Transportation audit fees and $7,650 for related out-of-pocket expenses billed to and paid by Yellow Corporation, the former parent corporation, and allocated to SCS Transportation during the period prior to SCS Transportation’s spin-off from Yellow Corporation on September 30, 2002.

•	Financial Information Systems Design and Implementation Fees. SCS Transportation did not use KPMG LLP for any financial information systems design and implementation services during fiscal 2002.

•	All Other Fees. This category consists of fees for audit-related services and other non-audit services. Audit-related services are closely related to the financial audit process. SCS Transportation did not use KPMG LLP during fiscal 2002 for any services within this category.

      The Audit Committee has a written policy governing the engagement of SCS Transportation’s independent auditors for non-audit services. Under this policy, the scope of services the independent auditors may perform is limited to audit and audit-related activities, unless the services are specifically approved by the Audit Committee and are not otherwise prohibited under The Sarbanes-Oxley Act of 2002.

Change of Auditors During Fiscal Year

      On May 17, 2002, SCS Transportation’s former parent, Yellow Corporation, dismissed its independent auditors, Arthur Andersen LLP, and engaged the services of KPMG LLP as its new independent auditors. The change in auditors became effective on May 17, 2002. Following the September 30, 2002 spin-off of

SCS Transportation from Yellow Corporation, SCS Transportation’s Audit Committee approved the retention of KPMG LLP as SCS Transportation’s independent auditors for 2002.

      During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 17, 2002, there were no disagreements between SCS Transportation and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years ended December 31, 2001 or within the interim period through May 17, 2002.

      The audit reports of Arthur Andersen on the consolidated financial statements of SCS Transportation as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In its letter dated May 17, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Arthur Andersen stated that it agreed with the statements in the three preceding paragraphs as it relates to SCS Transportation’s former parent, Yellow Corporation. This letter was filed as Exhibit 3 to Yellow Corporation’s Form 8-K, filed with the Securities and Exchange Commission on May 24, 2002.

      During the two fiscal years ended December 31, 2001, and the subsequent interim period through May 17, 2002, SCS Transportation did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required For Ratification

      The Audit Committee was responsible for selecting SCS Transportation’s independent auditors for fiscal year 2003. Accordingly, shareholder approval is not required to appoint KPMG LLP as SCS Transportation’s independent auditors for fiscal year 2003. The Board of Directors believes, however, that submitting the appointment of KPMG LLP to the shareholders for ratification is a matter of good corporate governance. As a result of recent legislation, the Audit Committee now is solely responsible for selecting SCS Transportation’s independent auditors. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

      The ratification of the appointment of KPMG LLP as SCS Transportation’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2003.

STOCK OWNERSHIP

Directors and Executive Officers

      The following table sets forth the amount of SCS Transportation’s common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table on page 19 and all directors and executive officers as a group, as of January 31, 2003. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned

		Number of Option	Percent of
Name of Beneficial Owner	Number of Shares	Shares(1)	Class(2)

Herbert A. Trucksess, III	100,000	500,347	3.95%
Klaus E. Agthe	3,217	—	*
Mark A. Ernst	—	—	—
John J. Holland	—	—	—
James A. Olson	—	—	—
Douglas W. Rockel	—	—	—
Richard D. O’Dell	—	37,294	*
Paul J. Karvois	—	33,656	*
James J. Bellinghausen	5,000	12,283	*
John P. Burton	1,000	—	*

All directors and executive officers as a group (11) persons	111,717	583,580	4.55%

*	Denotes less than 1%

(1)	Number of shares that can be acquired on January 31, 2003 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the “Number of Shares” column.

(2)	Based on the number of shares outstanding on January 31, 2003 (14,704,410), plus the number of shares subject to acquisition within 60 days thereafter, by the relevant beneficial owner.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of SCS Transportation and persons who own more than ten percent of SCS Transportation’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of SCS Transportation’s common stock. Such directors, officers and greater-than-ten-percent shareholders are required to furnish SCS Transportation with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and SCS Transportation is required to disclose in this proxy statement any late filings or failures to file.

      Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to SCS Transportation, SCS Transportation believes that its directors, reporting officers and greater-than-ten-percent shareholders complied with all these filing requirements for the fiscal year ended December 31, 2002.

Significant Shareholders

      The following table lists certain persons known by SCS Transportation to own beneficially, as of December 31, 2002, more than five percent of SCS Transportation’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401	857,150	(2)	5.85%
Morgan Stanley
1585 Broadway
New York, New York 10036	844,374	(3)	5.76%
FMR Corp.
82 Devonshire Street
Boston, MA 02109	839,997	(4)	5.73%
Barclays Global Investors, N.A. and related entities as a group(5)
45 Fremont Street
San Francisco, CA 94105	759,641	(6)	5.18%

(1)	For each person or group, the percentage ownership was determined by dividing the number of shares shown in the table by 14,655,303, the number of shares of our common stock outstanding as of December 31, 2002.

(2)	Based on a Schedule 13G Information Statement filed by Dimensional Fund Advisors Inc. on February 10, 2003. Such Schedule 13G discloses that Dimensional Fund Advisors Inc. is deemed to be the beneficial owner through its services as an investment adviser to funds that beneficially own the shares shown on the table. Through its role as investment adviser, Dimensional Fund Advisors Inc. has sole voting and dispositive power over all the shares it may be deemed to beneficially own. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all shares reported in the Schedule 13G.

(3)	Based on a Schedule 13G Information Statement filed by Morgan Stanley on February 19, 2003. Such Schedule 13G discloses that Morgan Stanley does not have sole voting or dispositive power with respect to any of our common stock that Morgan Stanley beneficially owns.

(4)	Based on a Schedule 13G Information Statement filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2003. Edward C. Johnson 3d, Abigail P. Johnson and members of the Johnson family are a controlling group of shareholders of FMR Corp. Such Schedule 13G discloses that FMR Corp. has sole dispositive power with respect to all of our common stock that FMR Corp. beneficially owns. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. at the same address and a registered investment advisor, is the beneficial owner of 839,997 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 835,247 of the shares of common stock. FMR Corp does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees.

(5)	The group (the “Barclays Group”) consists of the following entities at each respective address, with the number of shares owned by each entity within the group noted thereafter: (i) Barclays Global Investors, N.A.; 45 Fremont Street, San Francisco, CA 94105; 644,332 shares; (ii) Barclays Global Fund Advisors; 45 Fremont Street, San Francisco, CA 94105; 93,709 shares; and (iii) Barclays Capital Securities Limited; 5 The North Colonmade, Canary Wharf, London, England E14 4BB; 21,600 shares.

(6)	Based on a Schedule 13G Information Statement filed by the Barclays Group on February 12, 2003. Such schedule 13G discloses that Barclays Global Investors, N.A. has sole voting and dispositive power over 644,332 of the shares of common stock. Barclays Global Fund Advisors has sole voting and dispositive power over 93,709 of the shares of common stock. Barclays Capital Securities Limited has sole voting and dispositive power over 21,600 of the shares of common stock.

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation awarded to, earned by or paid to SCS Transportation’s chief executive officer and its four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered in all capacities within SCS Transportation or its former parent, Yellow Corporation, during the fiscal years ended December 31, 2002, 2001 and 2000.

						Long-term Compensation

		Annual Compensation				Awards	Payouts

				Other Annual		Securities Underlying	LTIP	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Options(#)(6)	Payouts($)	Compensation($)

Herbert A. Trucksess, III	2002	$397,635	$155,873	—		750,435	—	$2,750	(2)
Chairman, President and	2001	$368,750	$74,554	—		—	$142,916	$2,550	(2)
Chief Executive Officer	2000	$343,167	$172,774	$54,940	(1)	—	—	$2,550	(2)
Richard D. O’Dell	2002	$283,340	$117,303	—		89,142	—	$22,873	(3)
President and Chief	2001	$260,016	$86,830	—		—	$80,897	$16,972	(3)
Executive Officer	2000	$220,016	—	—		—	—	$6,127	(3)
Saia Motor Freight Line, Inc
Paul J. Karvois	2002	$300,000	—	$72,462	(1)	73,679	—	$28,349	(4)
President and Chief	2001	$297,120	—	—		—	$80,897	$27,168	(4)
Executive Officer	2000	$285,913	—	—		—	—	$12,132	(4)
Jevic Transportation, Inc.
James J. Bellinghausen	2002	$166,013	$41,835	—		45,936	—	$22,918	(5)
Vice President and	2001	$138,054	$22,837	—		—	—	$2,550	(2)
Chief Financial Officer	2000	$137,818	$46,802	—		—	—	$2,320	(2)
John P. Burton	2002	$163,965	$32,137	—		47,299	—	$3,175	(2)
Vice President Marketing and	2001	$158,919	$30,447	—		—	—	$2,125	(2)
External Affairs	2000	$157,391	$82,134	—		—	—	$2,125	(2)

(1)	The Named Executive Officers receive certain perquisites. With the exception of the individuals discussed below, such perquisites did not reach the threshold for reporting of $50,000 or ten percent of salary and bonus set forth in the applicable rules of the Securities and Exchange Commission. Mr. Trucksess’s other annual compensation in 2000 included $7,200 for car allowance, $42,436 for reimbursement of club initiation fees, $2,840 for tax preparation and $2,464 for spouse travel. Mr. Karvois’ other annual compensation in 2002 included $71,532 under a covenant not to compete, $852 for spouse travel and $78 for personal mileage.

(2)	The compensation amounts are for matching contributions under 401(k) benefit plans.

(3)	The compensation amounts include matching contributions under a 401(k) benefit plan and a capital accumulation plan. Contributions to the 401(k) plan were $6,531 in 2002 and contributions to the capital accumulation plan were $16,342 in 2002.

(4)	The compensation amounts include matching contributions under a 401(k) benefit plan, a capital accumulation plan and from a split dollar life insurance policy. Contributions to the 401(k) plan were $3,959 in 2002; contributions to the capital accumulation plan were $14,750 in 2002 and compensatory premiums paid by SCS Transportation for split dollar life insurance were $9,640 in 2002.

(5)	The other compensation amount for 2002 is comprised of contributions to the 401(k) benefit plan of $2,504 and a $20,414 severance payment from Yellow Corporation for accrued benefits.

(6)	As a result of the spin-off of SCS Transportation from Yellow Corporation, on October 1, 2002, all Yellow stock options issued and outstanding to employees of SCS Transportation were replaced with SCS Transportation stock options with a value identical to the value of the Yellow stock options being replaced. The number of SCS Transportation options and their exercise price were determined based on the relationship of the SCS Transportation stock price immediately after the spin-off to the Yellow stock price immediately prior to the spin-off.

STOCK OPTIONS ISSUED IN LAST FISCAL YEAR

      The following table sets forth information regarding stock options issued during the fiscal year ended December 31, 2002 to the Named Executive Officers, all of which were issued in exchange for Yellow Corporation stock options held by the Named Executive Officers.

      In connection with the spin-off, on October 1, 2002, options to purchase shares of Yellow Corporation common stock held by employees of SCS Transportation were exchanged for options to purchase shares of SCS Transportation common stock. The number of SCS Transportation options issued and their exercise price was determined based on the relationship of SCS Transportation stock price immediately after the spin-off and Yellow Corporation stock price immediately prior to the spin-off. Therefore, the intrinsic value of the SCS Transportation options issued were identical to the Yellow options being replaced. The expiration date, vesting schedule and other terms of the SCS Transportation options are the same as applicable to the Yellow options that were replaced.

	Number of Shares	% of Total Options
	Underlying Options	Issued to Employees	Exercise or Base	Fair Market Value		Issue Date Present
Name	Issued (#)	in Fiscal Year	Price ($/share)	on Issue Date	Expiration Date	Value(1)

Herbert A. Trucksess, III	181,924	14.20%	$6.61	$8.11	07/15/07	$652,270
	145,539	11.36%	$4.82	$8.11	07/16/08	$654,081
	145,539	11.36%	$4.36	$8.11	08/31/09	$693,290
	204,664	15.98%	$4.59	$8.11	02/23/10	$947,369
	72,769	5.68%	$4.36	$8.11	10/25/10	$346,642
Richard D. O’Dell	4,548	0.36%	$4.62	$8.11	04/21/09	$20,964
	54,577	4.26%	$4.12	$8.11	12/15/09	$268,110
	30,017	2.34%	$4.36	$8.11	10/25/10	$142,989
Paul J. Karvois	54,577	4.26%	$4.81	$8.11	07/09/09	$245,531
	19,102	1.49%	$4.36	$8.11	10/25/10	$90,994
James J. Bellinghausen	2,274	0.18%	$4.42	$8.11	08/03/08	$10,761
	2,729	0.21%	$4.36	$8.11	08/31/09	$13,000
	40,933	3.20%	$4.21	$8.11	07/20/10	$198,877
John P. Burton	18,192	1.42%	$7.25	$8.11	10/23/07	$60,285
	1,819	0.14%	$4.82	$8.11	07/16/08	$8,175
	4,548	0.36%	$4.62	$8.11	04/21/09	$20,964
	9,096	0.71%	$4.36	$8.11	08/31/09	$43,330
	13,644	1.07%	$4.36	$8.11	10/25/10	$64,995

(1)	In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the issue date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of SCS Transportation’s common stock during the applicable period. The stock options issued in 2002 were the result of outstanding Yellow Corporation stock options held by SCS Transportation officers being converted to SCS Transportation stock options with the same aggregate price spread and basis value. We made the following assumptions in the calculation of the issue date present value: the options will be exercised after 4 years, volatility of 40 percent, annual dividend yield of 0 percent, risk free interest rate of 4.06 percent and expected forfeitures of 0 percent.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth for each Named Executive Officer certain information about stock options exercised during the fiscal year ended December 31, 2002 and unexercised stock options held at the end of the fiscal year. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of SCS Transportation’s common stock on the exercise date. The value of an unexercised in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of SCS Transportation’s common stock on December 31, 2002. The actual gain, if any, on exercise will depend on the value of SCS Transportation’s common stock on the date of exercise. An option is “in-the-money” if the fair market value of SCS Transportation’s common stock exceeds the exercise price of the option. An option is “unexercisable” if it has not yet vested.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options at Year-End(#)		Year-End($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Herbert A. Trucksess, III	80,000	$205,460	452,126	218,309	$2,017,658	$1,180,397
Richard D. O’Dell	—	—	37,294	51,848	$213,419	$292,981
Paul J. Karvois	—	—	33,656	40,023	$174,492	$209,809
James J. Bellinghausen	5,000	$13,737	12,283	28,653	$69,815	$163,141
John P. Burton	—	—	29,107	18,192	$108,127	$99,742

EQUITY COMPENSATION PLANS

      The following table sets forth certain information as of December 31, 2002 with respect to compensation plans under which shares of SCS Transportation common stock may be issued. The table does not include any shares of common stock that may be issued under the 2003 Omnibus Incentive Plan if approved by the shareholders at the annual meeting.

Equity Compensation Plan Information

			Number of Shares
			Remaining Available
		Weighted-	for Future Issuance
		Average	Under Equity
	Number of Shares to	Exercise	Compensation Plans
	be Issued Upon	Price of	(Excluding Shares
	Exercise of	Outstanding	Reflected in the
Plan Category	Outstanding Options	Options	First Column)

Equity compensation plans approved by shareholders(1)	1,190,917	$4.85	0
Equity compensation plans not approved by shareholders	0	N/A	N/A
Total	1,190,917	$4.85	0

(1)	The SCS Transportation 2002 Substitute Stock Option Plan was approved by Yellow Corporation as sole shareholder prior to the spin-off of SCS Transportation.

RETIREMENT PLANS

Defined Contribution Plans

      SCS Transportation and its subsidiaries sponsor defined contribution retirement plans that contain provisions for cash or deferred arrangements under Section 401(k) of the Internal Revenue Code. The arrangements allow eligible employees to contribute a percentage of annual compensation, before federal income taxes, to the plans. For 2002, the maximum annual employee contribution was $11,000 of eligible compensation, not to exceed $200,000. In addition, a participant who is at least age 50 or attains age 50 during the year may elect a “catch-up contribution” of up to $1,000.

      To encourage plan participation, SCS Transportation matches employee contributions at the rate of 50 percent up to a maximum employee contribution of 6 percent of annual compensation. Under the Saia Motor Freight Line, Inc. (“Saia”) plan, matching company contributions are vested immediately. Under the Jevic Transportation, Inc. (“Jevic”) plan, matching company contributions vest progressively over a six-year period unless termination is the result of death or disability in which case the matching company contributions are 100 percent vested.

      A participant may choose to invest his or her account balance among one or a combination of mutual funds that are valued on a daily basis. SCS Transportation stock is not an available investment option under either plan.

      Account balances become distributable to the participant at the cessation of employment, retirement on or after age 65 or death. Participants have various options available to them as to the timing and method of distribution.

      The Named Executive Officers participate in their respective company plans and the executive officers of SCS Transportation are eligible to participate in the Saia plan. The amounts which the Named Executive Officers have chosen to contribute to the defined contribution plans are included in the salary column of the Summary Compensation Table and the matching contributions are included in the All Other Compensation column.

Non-Qualified Deferred Compensation Plans

      SCS Transportation maintains a non-qualified deferred compensation plan, titled the SCST Executive Capital Accumulation Plan. The officers of SCS Transportation and Saia are eligible to participate in the Plan. Jevic maintains a similar non-qualified compensation plan under which the senior officers of Jevic participate.

      Annually, each company contributes an amount equal to 5 percent of the annual compensation of certain participant’s base salary plus annual incentive plan payment, to the plan for their respective eligible participants. In addition, to the extent a participant’s contribution to their respective 401(k) plan is limited under restrictions placed on “Highly Compensated Employees” under ERISA, the participant may elect to contribute the limited amount to the Capital Accumulation Plan. To the extent each company was unable to match participant contributions under the 401(k) plan because of the ERISA limitations, the matching contributions will be made by each company to the Capital Accumulation Plan.

      The plan also allows the participant to make an elective deferral each year of up to 50 percent of base salary or 100 percent of any annual incentive plan payment. The participant must irrevocably elect the elective deferral on or before November 30 of the year preceding the year for which compensation is being deferred.

      The plans are designed to provide the same investment options to participants as are available under their respective 401(k) plans, except that participants may also elect to invest in SCS Transportation stock under the SCST Executive Capital Accumulation Plan. Participants may elect to transfer balances between investment options, other than SCS Transportation stock, without restriction at any time throughout the year.

      Plan balances become distributable to the participant upon termination of employment. SCS Transportation matching contributions under the 401(k) plans become distributable as provided in the 401(k) plan of each participant. In order to be eligible to receive payment of the 5 percent annual company contribution, the participant must have been employed by SCS Transportation or an affiliated company, including service with Yellow Corporation prior to the spin-off of SCS Transportation from Yellow Corporation, for a period of at least five years unless termination is the result of disability or death.

      If a participant is terminated for cause, as defined under the applicable plan, all amounts plus investment earnings attributable to the 5 percent annual company contribution are forfeited.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

      SCS Transportation has entered into an employment agreement with Herbert A. Trucksess, III. SCS Transportation and Saia Motor Freight Line, Inc., a wholly owned subsidiary of SCS Transportation, entered into an employment agreement with Richard D. O’Dell. SCS Transportation and Jevic Transportation, Inc., an indirect wholly owned subsidiary of SCS Transportation, entered into an employment agreement with Paul J. Karvois. The terms and conditions of the employment agreements with these officers are summarized below.

      Term. The employment agreement with Mr. Trucksess is for three years and the employment agreements with Mr. O’Dell and Mr. Karvois are for two years. Each agreement was entered into in November 2002 with the term renewing daily.

      Compensation. During the employment period, the executive officers (i) receive a base salary (which shall be reviewed annually but shall at no time during the term of the agreement be decreased from the rate then in effect); (ii) participate in a bonus program for which the criteria and parameters for payment are determined annually by the Compensation Committee of the Board of Directors; and (iii) participate in employee benefit plans made available by SCS Transportation to its executives from time to time.

      Mr. Trucksess receives a supplemental retirement benefit that is intended to provide Mr. Trucksess with approximately the difference between the supplemental retirement benefits that he would have received under his previous employment contract with his former employer (Yellow Corporation), had Mr. Trucksess continued his employment with Yellow Corporation, and the expected actual retirement benefits Mr. Trucksess will be entitled to from Yellow Corporation. Mr. Trucksess’ supplemental retirement benefit will generally be computed using 16 years of credit service plus his actual combined service at SCS Transportation and Yellow Corporation (approximately 9 years at December 31, 2002).

      Pursuant to his employment contract, at age 65, Mr. Trucksess will receive an annual pension benefit amounting to (a) one and three sevenths percent of his final average annual compensation paid in the five highest consecutive years of his last 10 consecutive years of combined employment with SCS Transportation and Yellow Corporation, multiplied by his total combined years of employment with SCS Transportation and Yellow Corporation, reduced by (b) one and three sevenths percent of his primary Social Security entitlement at retirement, multiplied by his total combined years of employment with SCS Transportation and Yellow Corporation, such amount further reduced by the benefits under the Yellow Corporation qualified and nonqualified pension plans and the SCS Transportation nonqualified plan attributable to SCS Transportation’s contributions. His total combined years of employment with SCS Transportation and Yellow Corporation is computed by adding (a) his actual years and months of service with SCS Transportation and Yellow Corporation from June 1, 1994 through the date of his termination and (b) 16 years and (c) one-third of [the sum of (a) his actual years and months of service with SCS Transportation and Yellow Corporation from June 1, 1994 through the date of his termination and (b) 16 years, minus (c) 17.95 years]. The following table sets forth an estimate of the gross annual benefits (single life at age 65), before deduction of the applicable primary Social Security offset amount, payable upon retirement under the SCS Transportation nonqualified plan and the SCS Transportation employment agreement.

PENSION VALUE TABLE

	Years of Service(2)

Eligible Remuneration(1)	25	30	35

$450,000	$33,000	$70,500	$108,000
$500,000	$53,850	$95,500	$137,150
$550,000	$74,650	$120,500	$166,350
$600,000	$95,500	$145,500	$195,500
$650,000	$116,350	$170,500	$224,650
$700,000	$137,150	$195,500	$253,850
$750,000	$158,000	$220,500	$283,000
$800,000	$178,850	$245,500	$312,150

(1)	Eligible Remuneration as used in this table is defined as final average covered compensation (salary and annual bonus) for the five highest consecutive years of Mr. Trucksess’ last ten consecutive years of participation preceding termination of employment under the agreements.

(2)	The estimated annual benefit Mr. Trucksess is entitled to receive from Yellow Corporation at age 65 is $154,500.

      Termination. Each employment agreement terminates immediately upon the executive officer’s death. The employer may terminate the executive’s employment agreement in the event of the permanent and total disability of the executive or for cause. Each executive officer may terminate his employment at any time by providing 30 days’ notice to the employer, in which case the executive shall receive base salary to the date of termination and all outstanding stock options held by the executive shall be forfeited.

      Benefits for Qualifying Terminations. A “Qualifying Termination” is defined as a termination by the employer for any reason other than for cause, disability or death. A “Qualifying Termination” is also deemed to occur if the executive terminates his agreement “for good reason” (principally relating to assignment of duties inconsistent with the officer’s position, reductions in compensation or certain employment transfers). In addition, a “Qualifying Termination” is deemed to occur if the executive resigns or is terminated within two years after a change of control.

      In the event of a Qualifying Termination: (i) the executive officer will receive a lump sum cash payment equal to three times the annual rate of base compensation in the case of Mr. Trucksess and two times the annual rate of base compensation in the case of Mr. O’Dell and Mr. Karvois; (ii) the executive officer will receive a pro rated target bonus based on the actual portion of the fiscal year elapsed prior to the termination of the executive’s employment; (iii) beginning on the date of the executive’s termination of employment, the executive (and spouse if applicable) shall remain covered under the employee benefit plans in which he participated prior to termination of employment for 36 months with respect to Mr. Trucksess and for 24 months with respect to Mr. O’Dell and Mr. Karvois; and (iv) all outstanding stock options held by the executive officer at the time of termination shall vest and remain exercisable for three years in the case of Mr. Trucksess and two years in the case of Mr. O’Dell and Mr. Karvois. In addition, in the event of a Qualifying Termination of Mr. Trucksess, he will become eligible to receive the supplemental retirement benefits referred to above.

      SCS Transportation agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the employment agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.

      Under the employment agreements, each executive officer has agreed that, during the period of employment and for the two-year period following his termination, he or his affiliates will not engage (whether as owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly, in any endeavor, activity or business that competes with SCS Transportation or any of its affiliates and he will not solicit for employment or hire any employees of the employer or its affiliates or divert or attempt to divert from the employer any business with any customer or account of the employer or any of its affiliates.

Change of Control Agreements

      Each of the Named Executive Officers in the Summary Compensation Table are parties to an Executive Severance Agreement. In the event of a “Change of Control” of SCS Transportation followed within two years by (i) the termination of the executive’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of the executive due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with SCS Transportation’s practice prior to a Change of Control, the Executive Severance Agreements provide that the executive shall (i) be paid a lump sum cash amount equal to the sum of two times (except for Mr. Trucksess for which the computation is three times) the executive’s highest compensation (salary plus annual bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years (three years in the case of Mr. Trucksess) following termination. (In the case of Mr. Trucksess, Mr. O’Dell and Mr. Karvois, payments are only to the extent that they would exceed payments under the change of control provisions of their employment agreements).

      SCS Transportation agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer under the Executive Severance Agreement or otherwise that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code.

      For the purpose of the Agreements, a “Change of Control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of SCS Transportation and as a result thereof becomes the beneficial owner of shares of SCS Transportation having 20% or more of the total number of votes that may be cast for the election of directors of SCS Transportation; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of Directors cease to constitute a majority of the Board of Directors of SCS Transportation or any successor to SCS Transportation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is comprised of Klaus E. Agthe, Mark A. Ernst and Douglas W. Rockel. None of these individuals is or has ever been an officer or employee of SCS Transportation. During fiscal 2002, no executive officer of SCS Transportation served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or SCS Transportation’s other directors are affiliated.

STOCK PERFORMANCE GRAPH

      Securities and Exchange Commission rules require this proxy statement to contain a graph comparing, over a five-year period (or such shorter period as may apply), the performance of SCS Transportation’s common stock against a broad equity market index and against either a published industry or line-of-business index or a peer group index.

      The broad equity market is represented by the Russell 2000 Index and the peer group index is comprised of the following companies: Arkansas Best Corporation, Covenant Transport, Inc., CNF, Inc., Heartland Express, Inc., J.B. Hunt Transport Services, Inc., Knight Transportation, Inc., Landstar System, Inc., Old Dominion Freight Line, Inc., P.A.M. Transportation Services, Inc., Roadway Corporation, Swift Transportation Co., Inc., USFreightways Corporation, US Xpress Enterprises, Inc., Werner Enterprises, Inc., and Yellow Corporation.

      The following graph compares the cumulative total return on SCS Transportation’s common stock from October 1, 2002 (the first date of trading of SCS Transportation’s common stock on a “regular way” basis following the spin-off) through the end of fiscal year 2002 with the Russell 2000 Index and the peer group index for the same period. The graph shows the value of $100 invested in SCS Transportation’s common stock and in each of the foregoing indices on October 1, 2002, and assumes the reinvestment of all dividends. No dividends were paid on SCS Transportation’s common stock during this period. The graph depicts the change in the value of SCS Transportation’s common stock relative to the indices as of the end of the last fiscal year. Historical stock performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

(SCS TRANSPORTATION, RUSSELL 2000 INDEX, AND PEER GROUP INDEX)

	October 1, 2002	December 31, 2002

SCS Transportation Common Stock	$100.00	$122.20
Peer Group Index	$100.00	$112.29
Russell 2000 Index	$100.00	$104.48

REPORT ON EXECUTIVE COMPENSATION OF THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors of SCS Transportation has prepared the following report regarding 2002 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for all components of SCS Transportation’s officer compensation programs and the aggregate cost-related aspects of non-officer compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for SCS Transportation’s Chairman, President and Chief Executive Officer, and the other Named Executive Officers listed in the Summary Compensation Table, as well as compensation information of all executive officers of SCS Transportation.

Compensation Philosophy and Objectives of Executive Compensation Programs

      It is the philosophy of SCS Transportation and the Committee that all compensation programs should (1) link pay and performance and (2) attract, motivate, reward and retain the executive talent required to achieve corporate objectives. SCS Transportation also focuses strongly on compensation tied to stock price performance, since this form of compensation provides a clear link to enhanced shareholder value. From time to time, the Committee works with compensation consultants to assist with the design, implementation, and communication of various compensation plans.

      SCS Transportation determines competitive levels of compensation using published compensation surveys (for companies of comparable size to SCS Transportation as measured by revenues), information obtained from compensation consultants, and analysis of compensation data contained in the proxy statements for transportation industry peer companies.

      SCS Transportation’s compensation programs for executives include base salaries, annual performance-based incentives, long-term incentives, and certain executive benefits. Each of these pay delivery programs is further detailed below.

Base Salaries

      Base salaries for SCS Transportation’s Named Executive Officers in 2002 were reviewed through comparisons with the market survey data described above. Overall, SCS Transportation’s base salaries for Named Executive Officers, other than the CEO, are close to the market 50th percentile in aggregate. As a newly established company, no salary adjustments for the Named Executive Officers were made following the spin-off in 2002 (other than to the CEO, as described below). The Committee’s intent is to target the marketplace 50th percentile for officer base salaries, over time, based on performance and growth in the experience of our executives.

Annual Incentive Compensation

      SCS Transportation’s 2002 annual incentive strategy simply continued established plans in place before the SCS Transportation spin-off. Target awards were set near the market 50th percentile, with an opportunity to achieve top quartile payouts for outstanding results. For 2002, the program was structured so that a funding pool was created based on achievement of operating income and return on capital goals. Individual payouts were determined in part by the achievement of certain non-financial performance measures. Actual awards for Named Executive Officers were below target since performance on the plan goals was below target.

Long-Term Incentive Compensation

      SCS Transportation believes that its executive officers should have an ongoing stake in the success of SCS Transportation. SCS Transportation also believes these key employees should have a considerable portion of their total compensation tied to SCS Transportation’s stock price performance, since stock-related compensation is directly tied to shareholder value.

      However, in 2002 the Committee did not provide any new stock option or other long-term incentive grants to Named Executive Officers, since SCS Transportation was a newly established company with no shareholder-approved plan.

      As part of the spin-off, outstanding Yellow Corporation stock options held by SCS Transportation officers were converted to SCS Transportation stock options with the same aggregate price spread and basis value. These converted option awards from past years are shown in the compensation tables, above.

      The Committee is proposing the adoption of the 2003 Omnibus Incentive Plan that will allow for future awards of long-term incentives to SCS Transportation officers, outside directors and key employees. This proposed omnibus plan is an item in this proxy statement subject to shareholder approval. SCS Transportation has adopted a guideline that 50 percent of any after-tax awards paid in cash under the plan must be held as company shares for a period of five years after payout.

2002 Chief Executive Officer Compensation

      The discussion below applies to Mr. Trucksess’ 2002 compensation.

      Base Salary. Mr. Trucksess’ annual base salary increased from $390,000 to $450,000 in 2002. This increase was intended to place Mr. Trucksess’ base salary closer to the market 50th percentile for companies of comparable size (as measured by revenues and profits).

      Annual Incentive Award. Based on SCS Transportation’s performance on the measures described under the Annual Incentive Compensation section above, the Compensation Committee provided Mr. Trucksess with an annual incentive of $155,873 for 2002. This award was below target, since corporate performance on operating income and return on capital for SCS Transportation were below target.

      Stock Options. In connection with the spin-off, Mr. Trucksess’ outstanding Yellow Corporation stock options were converted into SCS Transportation stock options with the same aggregate price spread and basis value. However, Mr. Trucksess received no new stock options or other long-term incentive awards in 2002.

Limitation of Tax Deduction for Executive Compensation

      Under Section 162(m) of the Internal Revenue Code, publicly traded companies may not receive a tax deduction on non-performance based compensation to executive officers in excess of $1 million. Awards under SCS Transportation’s proposed performance unit plan under the 2003 Omnibus Incentive Plan would qualify as performance-based compensation under the law. No specific actions have been taken with regard to cash compensation to comply with Section 162(m) at this time, since only the CEO’s cash compensation has the potential to be effected by the $1 million limit, and then only in an outstanding performance year.

COMPENSATION COMMITTEE MEMBERS

Klaus E. Agthe, Chairman
Mark A. Ernst
Douglas W. Rockel

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. From September 30, 2002 (the date of the spin-off of SCS Transportation from Yellow Corporation) through December 31, 2002 and as of the date of the adoption of this report, the Audit Committee was comprised of three directors who met the independence and experience requirements of The Nasdaq Stock Market.

      The Audit Committee oversees SCS Transportation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2002, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to SCS Transportation’s Annual Report on Form 10-K for the year ended December 31, 2002.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of SCS Transportation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.

      The Audit Committee discussed with SCS Transportation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations of SCS Transportation’s internal controls, and the overall quality of SCS Transportation’s financial reporting.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG LLP dated January 22, 2003 regarding the audited financial statements of SCS Transportation for the year ended December 31, 2002, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

James A. Olson, Chairman
Klaus E. Agthe
John J. Holland

      The foregoing Stock Performance Graph, Report on Executive Compensation of the Compensation Committee of the Board of Directors, and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent SCS Transportation specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

CERTAIN TRANSACTIONS

Transactions with Yellow Corporation

      Prior to September 30, 2002, SCS Transportation was a wholly-owned subsidiary of Yellow Corporation (“Yellow”). Through September 30, 2002, Yellow provided services, including legal, tax, internal audit, insurance administration, treasury and management, for which SCS Transportation was assessed a management fee. Additionally, SCS Transportation had working capital line-of-credit agreements with Yellow until September 30, 2002. Immediately prior to the spin-off, Yellow and SCS Transportation entered into certain agreements described below providing for SCS Transportation’s orderly transition from a subsidiary to an independent publicly held corporation. Except as contemplated by such agreements, Yellow and SCS Transportation do not have any other material relationships with each other.

      Yellow and SCS Transportation entered into certain agreements to allocate tax, employee benefits and certain other liabilities and obligations arising from periods prior to the date of the spin-off. These agreements are summarized below; the agreements have previously been filed with the Securities and Exchange Commission and are incorporated by reference herein, and the summaries of such agreements are qualified in their entirety by reference to the full text of such agreements.

Master Separation and Distribution Agreement

      Yellow and SCS Transportation entered into a Master Separation and Distribution Agreement providing for, among other things, the corporate transactions required to effect the spin-off, the terms of and conditions to the spin-off and other arrangements with respect to or in consequence of the spin-off. The Master Separation and Distribution Agreement provides for, with certain exceptions: the transfer of certain assets and liabilities and employees from Yellow to SCS Transportation; the adjustment of outstanding stock options to purchase Yellow common stock; a dividend, in the form of cash and the assumption of debt, to Yellow by SCS Transportation and the repayment of intercompany indebtedness; the ongoing obligation of Yellow to fund collateral requirements of certain insurance programs of SCS Transportation and the corresponding indemnification obligations of SCS Transportation to Yellow; the obligation of Yellow to pay certain claims falling within the self-insurance pool which has been maintained by Yellow to buy down the self-insurance retentions of SCS Transportation subsidiaries; the ongoing guarantee by Yellow of certain of SCS Transportation obligations relating to facility leases and the corresponding indemnification obligations of SCS Transportation to Yellow; and the treatment of employee benefit matters and other compensation arrangements for former and current employees of SCS Transportation and its subsidiaries.

      Each of Yellow and SCS Transportation has sole responsibility for expenses and claims arising out of its own activities after the spin-off.

Tax Indemnification and Allocation Agreement

      As part of the spin-off, Yellow and SCS Transportation entered into a Tax Indemnification and Allocation Agreement that provides for their respective obligations concerning various tax liabilities and the procedures for preparing and filing consolidated and combined tax returns for the periods prior to and including September 30, 2002.

OTHER MATTERS

      We know of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

      SCS Transportation will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. SCS Transportation will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. SCS Transportation has retained Mellon Investor Services LLC to assist in the solicitation of proxies for a fee of $6,500 plus out-of-pocket expenses.

Shareholder Proposals for 2004 Annual Meeting

      Any shareholder who intends to present a proposal at the annual meeting in the year 2004 must deliver the proposal to SCS Transportation’s corporate Secretary at 4435 Main Street, Suite 930, Kansas City, Missouri 64111:

•	Not later than November 15, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	On or after November 15, 2003, and on or before December 15, 2003, if the proposal is submitted pursuant to SCS Transportation’s by-laws, in which case we are not required to include the proposal in our proxy materials.

By order of the Board of Directors,

James J. Bellinghausen
Secretary

EXHIBIT A

SCS TRANSPORTATION, INC.

AUDIT COMMITTEE CHARTER

Committee Role

      The Audit Committee is a committee of the Board of Directors. Its primary role is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the system of internal controls which management and the Board of Directors have established, the audit process and the company’s legal and regulatory compliance. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, counsel, other Board committees and advisors, the internal audit function and the independent (external) accountants.

Committee Membership

      The committee shall consist of at least three and no more than five independent directors that shall be appointed annually by the Board of Directors. The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson. Independent directors are (consistent with NASDAQ independence requirements) persons other than an officer or employee of the company, who have no relationship to the corporation that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Committee members shall have (1) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flow, and key performance indicators; and (2) the ability to understand key business and financial risks and related controls and control processes. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the company or an outside consultant.

Committee Operating Principles

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. The committee shall fulfill its responsibilities within the context of the following overriding principles:

•	Communications — The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, internal and external auditors, and other key committee advisors, as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues.

•	Committee Education/ Orientation — The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company.

•	Meeting Scheduling and Agenda — Scheduling of the meetings and providing the committee with written agendas for all meetings shall be the responsibility of the committee chairperson, with input from committee members, management and other key committee advisors, as requested.

•	Committee Expectations and Information Needs — The committee shall communicate its expectations and information needs to management, internal audit, and external parties, including external accountants.

•	External Resources — The committee shall have the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, external accountants, or others to assist it in the conduct of their duties.

•	Committee Meeting Attendees — The committee shall request members of management, counsel, internal audit, and external accountants, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. The committee shall also meet in executive session separately with the internal auditor and external accountants, at least annually. However, either the internal auditor or the external accountants, or counsel, may, at any time, request a meeting with the Audit Committee or committee chairperson with or without management attendance.

•	Reporting to the Board of Directors — The committee, through the committee chairperson, shall report committee actions and recommendations to the full Board.

•	Audit Committee Charter — Annually, the committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•	Other Functions — The committee shall perform such other functions assigned by law, the company’s charter or bylaws, or the Board of Directors.

•	External Reports — The committee shall provide for inclusion in the company’s proxy statement or other SEC filings, any report from the Audit Committee required by applicable laws and regulations and stating among other things whether the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the external accountants the matters required to be discussed by SAS 61 relating to the conduct of the audit.

•	Received disclosures from the external accountants regarding the accountants’ independence as required by Independence Standards Board Standard No. 1 and discussed with the accountants their independence.

•	Recommend to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K.

Meeting Frequency

      The committee shall meet at least four times per year. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

Committee’s Relationship with the External Accountants

      The committee shall appoint the external accountants, approve the compensation of the external accountants, approve any non-audit functions, evaluate whether the company should rotate auditors on a regular basis, and review and approve the discharge of the external accountants.

      The external accountants, in their capacity as independent public accountants, shall report to the Audit Committee.

      The committee shall annually review (1) The experience and qualifications of the senior members of the external accounting team; (2) the scope and approach of the annual audit; (3) a description of the quality control procedures the local office of the external audit firm has established; (4) a report from the external audit firm describing any material issues raised by the firm’s most recent peer review and the steps taken to deal with any reported problems; (5) any issue involving a disagreement with management; and (6) the company’s application of accounting principles where the company’s audit team consulted with specialty partners.

      The committee shall annually review the external accountants’ identification of issues and business and financial risks and exposures and their assessment of quantitative and qualitative factors used in concluding the company’s financial statements are in accordance with generally accepted accounting principles.

      The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external accountants. The committee shall ensure receipt of a formal written statement from the external accountants consistent with the standards set by the Independence Standards Board. Additionally, the committee shall discuss with the external accountants, relationships or services that may affect auditor objectivity or independence, including a review of the nature of all services and related fees provided by the external accountants. If the committee is not satisfied with the auditors’ assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external accountants.

      If the external accountant identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

      The external accountants shall be instructed to communicate directly to the Audit Committee any serious difficulties or disputes with management and it is the responsibility of the Audit Committee to resolve disputes regarding financial reporting. The external accountant is ultimately responsible to the Board of Directors and Audit Committee of the company.

      The external accountants and management shall discuss with the committee the appropriateness of accounting principles and financial disclosure practices used and particularly about the degree of aggressiveness or conservatism of the company’s accounting principles and underlying estimates.

      The committee shall also determine, in regards to new transactions or events, the external accountant’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

      The committee shall obtain from the external accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated. (Pertains to certain audit requirements relative to detection of illegal acts, notice to management, the Audit Committee, and the Board.)

Committee’s Relationship with the Internal Auditor

      The internal audit function shall be responsible to the Board of Directors through the committee.

      The committee should annually:

•	Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk.

•	Consider the audit scope and role of the internal audit function.

•	Review and evaluate the scope, risk assessment and nature of the internal audit plan and any subsequent changes, including whether or not the internal audit plan is sufficiently linked to the company’s overall business objectives and management’s success and risk factors.

•	Consider and review with the internal auditor and management:

•	Significant findings during the year and management’s responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	Any changes required in the planned scope of their audit plan.

•	The internal audit budget.

•	The internal audit charter.

•	The internal auditor’s performance and changes in internal audit leadership and/or key financial management, including, determining that the independence and objectivity of the internal auditor is maintained.

      If the internal auditor identifies significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

Primary Committee Responsibilities

The committee should:

Internal Controls and Risk Management —

•	Review the company’s process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the company.

•	Consider and review with management and the external accountants:

•	The effectiveness of or weaknesses in the company’s internal financial and accounting controls including computerized information system controls and security in the overall control environment.

•	Any related significant findings and recommendations of the external accountants and internal auditor together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

•	Review the company’s policy on retention of the external accountants for any non-audit services and the fee for such service.

Correspondence —

•	Review with management and the external accountants any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the company’s financial statements or accounting policies.

Regulatory and Accounting Requirements —

•	Review with management and the external accountants the effect of regulatory changes, significant new or proposed accounting guidelines and off-balance sheet structures on the company’s financial statements.

•	Review and approve all related party transactions as identified by management and the external accountants.

•	Recommend guidelines to the Board of Directors for the hiring by the company of employees of the company’s auditor.

Financial Reporting —

•	Review filings with the SEC and other published financial documents containing the company’s financial statements, including annual and interim reports, press releases and statutory filings.

•	Review key financial statement risks, issues and disclosures and their impact or potential effect on reported financial information with management and external accountants.

•	Review the effect of alternative methods of accounting under generally accepted accounting principles on the company’s reported results.

•	Review with management and the external accountants at the completion of the annual examination:

•	The company’s annual financial statements and related footnotes.

•	The results of external accountants’ audit of the financial statements and their report thereon.

•	Any significant changes required in the external accountants’ audit plan.

•	The significant estimates and judgments underlying the financial statements.

•	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

Compliance with Laws and Regulations —

•	Review with management and external auditors the company’s process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

•	Review with the company’s general counsel and others any legal, tax or regulatory matters that may have a material impact on company operations and the financial statements, related company compliance policies, and programs and reports received from regulators.

Compliance with Codes of Ethical Conduct —

•	Review and assess the company’s processes for administering a code of ethical conduct including conflict of interest policies and identification and reporting of related party transactions.

•	Review with the external accountants the results of their review of the company’s monitoring of compliance with the company’s code of conduct, including compliance with the Foreign Corrupt Practices Act.

•	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors and/or external accountants.

      While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

EXHIBIT B

SCS TRANSPORTATION, INC.

2003 OMNIBUS INCENTIVE PLAN

1.     Purpose

      The SCS Transportation, Inc. 2003 Omnibus Incentive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of SCS Transportation, Inc. and its Subsidiaries and non-employee directors of SCS Transportation, Inc. and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, and in some cases, to enable such personnel to receive cash awards. The opportunity so provided is intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.     Definitions

      When used herein, the following terms shall have the meaning set forth below:

      2.1     “Award” shall mean an Option, an SAR, a Performance Unit Award, a Restricted Stock Award, or a grant of Shares.

      2.2     “Board” means the Board of Directors of SCS Transportation, Inc.

      2.3     “Cause” means gross negligence or gross neglect of duties, commission of a felony or of a gross misdemeanor involving moral turpitude; or fraud, disloyalty, dishonesty or willful violation of any law or significant Company or Subsidiary policy resulting in an adverse effect on the Company or such Subsidiary.

      2.4     “Code” means the Internal Revenue Code of 1986, as amended.

      2.5     “Committee” means the members of the Board’s Compensation Committee who are “disinterested persons” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, as it exists on the effective date of the Plan or as subsequently amended or interpreted and who are “outside directors” within the meaning of Section 162(m) of the Code and the regulations thereunder.

      2.6     “EBITDA” means the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as derived from the Company’s audited consolidated financial statements as the sum of operating income plus depreciation and amortization, as calculated by the Committee.

      2.7     “Company” means SCS Transportation, Inc., a Delaware corporation.

      2.8     “Fair Market Value” means with respect to the Company’s Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ.

      2.9     “Grantee” means a person to whom an Award is made.

      2.10     “Incentive Stock Option” or “ISO” means an Option awarded under the Plan which meets the requirements of Section 422 of the Code and the regulations thereunder.

      2.11     “NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

      2.12     “Non-Employee Director” means a director of the Company who is not also an employee of the Company or any Subsidiary.

      2.13     “Non-Qualified Stock Option” or “NQSO” means an Option awarded under the Plan, which is not an ISO.

      2.14     “Option” means the right to purchase, at a price, for a Term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of Shares specified by the Committee. An Option may be either an ISO or an NQSO or a combination thereof.

      2.15     “Performance Unit Award” means an award of cash tied to selected performance criteria. Performance Unit Awards will provide for the payment of cash if performance goals are achieved over specified performance periods.

      2.16     “Plan” means this SCS Transportation, Inc. 2003 Omnibus Incentive Plan.

      2.17     “Restricted Stock Award” means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

      2.18     “Right of First Refusal” means the right of the Company to be given the opportunity to repurchase Shares awarded under the Plan at their then Fair Market Value prior to such Shares being offered for sale to any other party. This right shall apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award, and shall apply to all Grantees and their guardians, legal representatives, joint tenants, tenants in common, heirs or Successors.

      2.19     “SAR” means a right to surrender to the Company all or a portion of an Option and to be paid therefore an amount, as determined by the Committee, no greater than the excess, if any, of (a) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (b) the aggregate Option price of those Shares.

      2.20     “Shares” means shares of the Company’s common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

      2.21     “Subsidiary” means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

      2.22     “Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10.3(d) or 12 hereof.

      2.23     “Term” means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

      2.24     “Total Disability” means total disability as defined under the Company’s or any Subsidiary’s group insurance plan covering total disability. In the absence of such insurance plan the Committee shall make such determination.

3.     Administration of the Plan

      3.1     The Plan shall be administered by the Committee.

      3.2     The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by the Award, and all other terms or conditions of the Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee’s actions in granting Awards, in setting their terms and conditions, and in granting any additional benefits in connection with any Award, shall be conclusive on all persons.

      3.3     The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, Successors, and all other persons.

      3.4     The Committee shall regularly inform the Board of its actions with respect to all Awards under the Plan and the terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

      3.5     The performance criteria for Awards made to any “covered employee” (as defined in Section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in Section 162(m) of the Code), shall consist of objective tests established by the Committee based on one or more of the indicators of performance described in Section 8.2.

4.     Eligibility

      Awards may be made under the Plan to employees of the Company or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant. Awards may be made to Non-Employee Directors pursuant to Section 10.

5.     Shares Subject to Plan

      Subject to adjustment as provided in Section 21 below, 274,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. For purposes of determining the number of Shares issued under the Plan, no Shares shall be deemed issued until they are actually delivered to a Grantee or such other person described in Section 11. Shares covered by Awards that either wholly or partly are not earned, or that expire or are forfeited, cancelled or terminated shall be available for future issuance of Awards. Further, Shares tendered in connection with Options, or withheld by the Company for the payment of tax withholding shall also be available for future issuance of Awards. Subject to adjustment as provided in Section 21 below:

(a) the maximum number of Shares with respect to which Options and SAR’s may be granted during the term of the Plan to an employee under the Plan is 95,900 Shares;

(b) the maximum number of Shares with respect to which Restricted Stock Awards may be granted during the term of the Plan to an employee under the Plan is 68,500 Shares; and

(c) the maximum number of Shares with respect to which Restricted Stock Awards may be granted in the aggregate during the term of the Plan is 68,500 Shares.

6.     Granting of Options to Employees

      6.1     Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

      6.2     The aggregate Fair Market Value (as determined on the date of grant) of ISO Awards to an individual Grantee and exercisable for the first time during any calendar year shall not exceed $100,000.

      6.3     The purchase price of each Share subject to Options shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted. Except as otherwise provided in Section 21, in no event may an Option be repriced.

      6.4     The minimum purchase price of an ISO Award shall be 110% of Fair Market Value with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

      6.5     Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the date on which the Option was granted.

      6.6     ISO awards shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date on which the Option was granted with respect to Grantees who at the time of Award are deemed to own 10% or more of the voting power of the Company as defined by the Code.

      6.7     Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 12 and 13, no Option granted to employees shall become exercisable as to any Shares during the first six months after the date on which the Option was granted.

      6.8     Subject to the terms of the Plan, the Committee may make all or any portion of Option Shares subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

      6.9     Each Option granted under this Section 6 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.     Grant of Stock Appreciation Rights to Employees

      7.1     The Committee may, in its discretion, grant an SAR to any employee that is the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted and more than six months before the end of the Term of the Option, so long as the grant is made during the period in which grants of SARs may be made under the Plan.

      7.2     Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his or her exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

      7.3     Except to the extent otherwise provided in Sections 12 and 13, no SAR shall be exercisable during the first six months after its date of grant.

      7.4     Upon exercise of an SAR, the Option, or portion thereof, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

8.     Grant of Performance Unit Awards to Employees

      8.1     The Committee may designate employees as Grantees of Performance Unit Awards and shall establish performance periods under the Performance Unit Awards, provided that the total cash covered by all Performance Unit Awards granted to a “covered employee” (as defined in Section 162(m) of the Code) with respect to a performance period shall not exceed 1% of EBITDA for the Company and its

Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant; provided, further that the total cash covered by all Performance Unit Awards granted to all “covered employees” (as defined in Section 162(m) of the Code) as a group with respect to a performance period shall not exceed 2% of EBITDA for the Company and its Subsidiaries on a consolidated basis for the three fiscal years immediately preceding the grant.

      8.2     The Committee shall establish indicators of performance applicable to the relevant performance period. Indicators of performance are utilized to determine the amount and timing of Performance Unit Awards, and may vary between performance periods and different Performance Unit Awards. The indicators of performance shall be one or more of the following: the Company’s pretax income, net income, earnings per Share, revenue, expenses, return on assets, return on equity, return on investment, return on capital, net profit margin, operating profit margin, cash flow, total stockholder return, capitalization, liquidity, results of customer satisfaction surveys, quality, safety, productivity, cost management or process improvement or any combination of the foregoing as the Committee approves. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of any of the foregoing, or based upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded such as, for example, a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles.

      8.3     Subject to the terms of the Plan, the Committee may make downward adjustments in Performance Unit Awards to Grantees.

      8.4     At the time of making grants of Performance Unit Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards.

      8.5     Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial performance period because of becoming eligible to be a Grantee after the beginning of such performance period. In the event a Grantee is involuntarily terminated without cause or terminates employment due to death, Total Disability or retirement (as determined by the Committee), after completing at least 50% of the performance period for an Award, such Grantee shall be entitled to a pro rata portion of the Award if the indicators of performance are met, payable in accordance with procedures established by the Committee.

9.     Grant of Restricted Stock Awards to Employees

      9.1     Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.

      9.2     The terms and conditions of such Awards, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 12 and 13, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Award.

      9.3     The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, have been awarded but not delivered to him or her. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, as the Committee shall determine. Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

      9.4     Subject to the terms of the Plan, the Committee may make all or any portion of Shares Awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time set by the Committee at the time of Award.

      9.5     The Committee may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

10.     Awards to Non-Employee Directors

      10.1     Mandatory Awards. At the Board of Directors meeting immediately following the Company’s annual meeting of stockholders in each calendar year, each Non-Employee Director shall be granted an award of Shares equal in value to fifty percent (50%) of the then applicable level of annual Board and committee retainers, with the value of the Shares to be computed for the purposes of determining the number of Shares awarded by reference to the Fair Market Value of a Share on the date of the Company’s applicable annual meeting of stockholders. Fractional Shares shall be rounded off to the nearest whole share. Such award shall be in lieu of fifty percent (50%) of the annual Board and Committee retainers otherwise payable to the Non-Employee Directors in cash. To the extent that there are insufficient Shares available for Awards, the Awards to all Non-Employee Directors for that year shall be proportionately reduced and the balance paid in cash.

      10.2     Discretionary Awards. Each Non-Employee Director shall annually have the option of receiving up to 100% of the applicable level of annual Board and committee retainers in Shares rather than cash. Should any Non-Employee Director desire to take advantage of this option, such Non-Employee Director shall so notify the Committee no later than seven (7) calendar days prior to each year’s annual meeting of stockholders, which notification shall advise the Committee the percentage over and above the mandatory 50% of the annual Board and committee retainers the Non-Employee Director wishes to receive in Shares rather than cash. The number of Shares that shall be awarded to any such Non-Employee Director under this optional provision shall be determined in the same manner as the awards described in paragraph 10.1 above.

      10.3     Options. On the date of the annual meeting of stockholders in 2003, each Non-Employee Director shall be granted an Option to purchase 7,500 Shares. On the first business day following the Company’s annual meeting of stockholders in each calendar year after 2003, each Non-Employee Director shall be granted an Option to purchase 5,000 Shares. The Options granted will be Non-Qualified Stock Options and shall have the following terms and conditions:

(a) Price. The purchase price per Share deliverable upon the exercise of each Option shall be 100% of the Fair Market Value per Share on the date the Option is granted. Except as otherwise provided in Section 21, in no event may an Option be repriced.

(b) Payment. Options may be exercised only upon payment of the purchase price thereof in full in accordance with Section 15.2.

(c) Exercisability and Term of Options. Options shall become exercisable six (6) months from the date of each grant provided the holder of such Option is a director of the Company on such date, and shall be exercisable until the earlier of (i) ten years from the date of grant, or (ii) the expiration of the Option pursuant to paragraph (d) below.

(d) Termination of Service as Director. If a Non-Employee Director’s membership on the Board terminates by reason of disability, or not being renominated or re-elected to the Board, all outstanding Options held by such Non-Employee Director shall become fully exercisable and may be exercised in whole or in part during the remaining period provided for in paragraph (c)(i), above. If a Non-Employee Director’s membership on the Board is terminated by reason of his or her resignation or death, all outstanding Options held by such Non-Employee Director, but only to the extent then exercisable, may be exercised by the Non-Employee Director (or, in the event of his or her death, the person or persons to whom such Option passes by will or the laws of descent and distribution) in whole or in part during the remaining period provided in paragraph (c)(i), above. If a Non-Employee Director’s membership on the Board is terminated for Cause, all outstanding options held by such Non-Employee Director shall immediately expire upon termination.

(e) Option Agreement. Each Option granted under this Section 10 shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

11.     Non-Transferability of Rights

      No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, to the extent allowed by Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934, as amended from time to time, as then applicable to the Company’s benefit plans, the Committee may permit an NQSO to be transferred to a member or members of the Grantee’s immediate family, or to a trust for the benefit of such immediate family member(s) or a partnership, limited liability company, or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, a Grantee’s immediate family shall mean the Grantee’s spouse, children and grandchildren.

12.     Death or Termination of Employment of Employees

      12.1     Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs on death or termination of employment as it shall, in its discretion, determine. No such provision shall extend the Term of an Option or SAR, nor shall any such provision permit an Option or SAR to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

      12.2     Subject to the provisions of the Plan and pursuant to the Code, no ISO shall be exercisable as an ISO after the date which is three months following a Grantee’s termination of employment for any reason other than disability or death, or twelve months following a Grantee’s termination of employment by reason of disability. Following a Grantee’s death, the executor, administrator or other person acquiring an ISO by bequest or inheritance or by reason of the death of the Grantee may exercise it at any time during its remaining Term, provided the deceased Grantee was an employee either at the time of his death or within three months prior to death.

      12.3     Subject to the provisions of the plan, the effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards and on cash payable pursuant to a Performance Unit Award shall be as stated in the Award.

      12.4     Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award, whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

13.     Provisions Relating to Termination of the Company’s Separate Existence

      The Committee may provide that in the event the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or any entity controlled by it, is not the surviving entity, any and all Options and SARs granted under the Plan shall be immediately exercisable in full, any or all Restricted Stock Awards made under the Plan shall be immediately payable in full and any award agreement with respect to a Performance Unit Award will terminate and be of no further force and the amounts payable thereunder in such event shall be as specified in the award agreement. The Committee may also provide that the Grantees be paid the consideration received by stockholders in such transaction, minus (1) the Option price of the Grantee’s Options and (2) the Fair

Market Value of Shares covered by SARs on the date of grant of the SARs, in full satisfaction of such Options and SARs.

14.     Writings Evidence Awards

      Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

15.     Exercise of Rights Under Awards

      15.1     A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

      15.2     In the case of an exercise of an Option, the notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased with such payment being made (i) in cash; (ii) in Shares having a Fair Market Value equivalent to the purchase price of such Option; (iii) in a combination thereof; or (iv) by means of a cashless exercise pursuant to the cashless exercise program offered by the Company (if any, and to the extent allowed by law). No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

      15.3     The notice of exercise of an SAR shall be accompanied by the Grantee’s copy of the writing or writings evidencing the grant of the SAR and the related Option.

      15.4     Upon exercise of an Option or SAR, or grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee or the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

      15.5     If a Right of First Refusal has been required for some or all of the Shares applicable to an Option, SAR, or Restricted Stock Award, the Grantee shall be required to acknowledge in writing his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares.

      15.6     All notices or requests provided for herein shall be delivered to the Secretary of the Company.

16.     Effective Date of the Plan and Duration

      16.1     The Plan shall become effective on January 23, 2003, subject to approval within one (1) year thereafter by the Company’s stockholders.

      16.2     No Awards may be granted under the Plan on or after January 22, 2013 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

17.     Date of Award

      The date of an Award shall be the date on which the Committee’s determination to grant such Award is final, or such later date as shall be specified by the Committee.

18.     Shareholder Status

      No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

19.     Postponement of Exercise

      The Committee may postpone any exercise of an Option or SAR or the distribution of any portion of a Restricted Stock Award or the grant of Shares for such time as the Committee, in its discretion, may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or an SAR or distributable in satisfaction of a Restricted Stock Award or pursuant to a grant of Shares under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (i) or (ii) above needs to be taken. The Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an SAR or to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option or SAR nor shorten the Term of any restriction attached to any Restricted Stock Award. Neither the Company nor its directors or officers shall have any obligation or liability to any Grantee, to the Grantee’s Successor or to any other person with respect to any Shares with respect to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

20.     Termination, Suspension or Modification of Plan

      The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the Company’s stockholders in accordance with the requirements of Section 16, effect any change (other than through adjustment for changes in capitalization as herein provided) which:

      20.1     increases the aggregate number of Shares for which Awards may be granted;

      20.2     lowers the minimum Option price;

      20.3     lengthens the maximum period during which an Option or SAR may be exercised;

      20.4     increases the maximum amount a Grantee may be paid upon the exercise of an SAR;

      20.5     disqualifies any member of the Committee from being a “disinterested person” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended;

      20.6     changes the class of employees eligible to receive Awards; or

      20.7     extends the period of time during which Awards may be granted.

      No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

21.     Adjustment for Changes in Capitalization

      Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction shall be made in the per Share option price as to any outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number or class of Shares, remaining subject to Awards then outstanding and in the per Share Option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

22.     Delivery of Shares in Lieu of Cash Incentive Awards

      22.1     Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

      22.2     The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

      22.3     Any Shares delivered to employees under the Plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

23.     Non-Uniform Determination

      The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards, the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.

24.     Taxes

      The Company may withhold amounts necessary to satisfy its tax withholding obligations with respect to Awards.

25.     Tenure

      An employee’s right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he or she has been granted an Award. At the sole discretion of the Committee, an employee terminated for Cause may be required to forfeit all of his or her rights under the Plan, except as to Options or SARs already exercised and Restricted Stock Awards on which restrictions have already lapsed.

26.     Application of Proceeds

      The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

27.     Other Actions

      Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including the right to grant options for proper corporate purposes otherwise than under the Plan to any person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

28.     Governing Law

      The Plan and all determinations made and action taken pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no choice is specified, this proxy will be voted “FOR” the nominees named hereon, and “FOR” proposals 2 and 3.	Mark Here for Address Change or Comments	☐

	Please mark your votes as indicated in this example	☒

Proposals: 1. Elect two directors, each for a term of three years:	FOR the nominees listed to the left (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominee(s) listed to the left	2.	Approve the 2003 Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Mr. H. A. Trucksess, III 02 Mr. James A. Olson	☐	☐	3.	Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/scst		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Our Annual Report and Proxy Statement can be viewed on
the Company’s Internet site at www.scstransportation.com

SCS TRANSPORTATION, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS, APRIL 23, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints KLAUS E. AGTHE, JOHN J. HOLLAND and JAMES J. BELLINGHAUSEN, and each of them, with full power of substitution, proxies of the undersigned to vote the shares of Common Stock of SCS Transportation, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of SCS Transportation, Inc., to be held at the Marriott Country Club Plaza, 4445 Main Street, Kansas City, Missouri, on Wednesday, April 23, 2003, at 10:00 a.m., and at any adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your SCS Transportation, Inc. account online.

Access your SCS Transportation, Inc. shareholder account online via Investor ServiceDirect(r) (ISD).

Mellon Investor Services LLC, agent for SCS Transportation, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(r) is currently only available for domestic individual and joint accounts.
• SSN
• PIN
• Then click on the Establish PIN button	You are now ready to log in. To access your account please enter your:
• SSN
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time